Exhibit 4.3

ESCROW AGREEMENT

This Escrow Agreement, dated as of May 14, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into by and among Constellation Brands, Inc., a Delaware corporation (the “Issuer”), Manufacturers and Traders Trust Company, as trustee under the Indenture defined below (together with its successors in such capacity in accordance with the Indenture, the “Trustee”), Manufacturers and Traders Trust Company, as escrow agent (in such capacity, the “Escrow Agent”), and Manufacturers and Traders Trust Company, as “securities intermediary” as such term is defined in the UCC (as defined herein) (in such capacities as Escrow Agent and securities intermediary, the “Financial Institution”).

RECITALS

A.	Pursuant to that certain Indenture, dated as of April 17, 2012 (as may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Original Indenture”), among the Issuer, certain subsidiaries of the Issuer parties thereto and the Trustee, as supplemented by Supplemental Indenture No. 1, dated as of April 17, 2012, Supplemental Indenture No. 2, dated as of August 14, 2012, Supplemental Indenture No. 3, dated as of May 14, 2013 (as may be amended, amended and restated, supplemented or otherwise modified from time to time, “Supplemental Indenture No. 3”), among the Issuer, certain subsidiaries of the Issuer parties thereto and the Trustee, and Supplemental Indenture No. 4, dated as of May 14, 2013 (as may be amended, amended and restated, supplemented or otherwise modified from time to time, “Supplemental Indenture No. 4” and, together with Original Indenture, Supplemental Indenture No. 1, Supplemental Indenture No. 2 and Supplemental Indenture No. 3, the “Indenture”), among the Issuer, certain subsidiaries of the Issuer parties thereto and the Trustee, the Issuer is issuing $500,000,000 in aggregate principal amount of 3.750% Senior Notes due 2021 (the “2021 Notes”) pursuant to Supplemental Indenture No. 3 and $1,050,000,000 in aggregate principal amount of 4.250% Senior Notes due 2023 (the “2023 Notes” and, together with the 2021 Notes, the “Notes”) pursuant to Supplemental Indenture No. 4. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in Supplemental Indenture No. 3 or Supplemental Indenture No. 4, as applicable.

B.	The Issuer has agreed, for the benefit of the holders of Notes and the Trustee, that the Initial Deposit (as defined below) will be made on the date of this Agreement and that thereafter the Escrow Property (as defined below) will only be withdrawn as provided in Section 2.3.

In consideration of the promises and agreements of the Issuer and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Issuer, the Trustee, the Financial Institution and the Escrow Agent agree as follows:

ARTICLE 1

APPOINTMENT OF ESCROW AGENT

Section 1.1     Appointment of the Escrow Agent. The Issuer hereby designates and appoints the Escrow Agent to act as escrow agent and depositary in accordance with the terms and conditions of this Agreement, and the Escrow Agent hereby accepts such designation and appointment.

ARTICLE 2

ESCROW DEPOSIT

Section 2.1     Receipt of Escrow Property; Grant of Security Interest.

(a)     Upon execution hereof, the Issuer shall deposit, or cause to be deposited, with the Escrow Agent, in the Escrow Account (as defined below) $1,550,000,000 by wire transfer in immediately available funds (the “Initial Deposit”). Upon receipt of the Initial Deposit into the Escrow Account, the Escrow Agent shall give notice of such receipt, in the form attached hereto as Exhibit A, to the Issuer.

(b)     The Escrow Agent shall accept the Initial Deposit and shall hold such funds, all investments thereof, any Distributions (as hereinafter defined) and the proceeds of the foregoing in the account referred to in Schedule I attached hereto maintained by the Escrow Agent in the name of the Escrow Agent, acting in such capacity, (such account, the “Escrow Account”) for disbursement in accordance with the provisions of Section 2.3, and otherwise to be administered in accordance with the terms of this Agreement. The Escrow Account shall be held as a segregated account, maintained by the Escrow Agent as a “special deposit” account, and shall be properly identified by the Escrow Agent on its books and records as an escrow account held for the benefit of the parties to this Agreement and subject to its terms. Neither the Issuer nor the Trustee shall have any access to the Escrow Account or the Escrow Property, other than the limited contractual right to receive (or, in the case of the

Trustee, have the Paying Agent receive) the Escrow Property under the circumstances and to the extent specified in Section 2.3 hereof and the right of the Trustee to give Entitlement Orders (as defined below) in accordance with Sections 2.1(c) and (e) and in connection therewith, the Trustee shall be the entitlement holder with respect to the Escrow Account. The Initial Deposit, the Escrow Account and all funds or securities now or hereafter credited to or deposited in the Escrow Account, all investments of any of the foregoing, plus all interest, dividends and other distributions and payments on any of the foregoing (collectively the “Distributions”) received or receivable in respect of any of the foregoing, together with all proceeds of any of the foregoing are collectively referred to herein as “Escrow Property.” The Escrow Agent agrees to accept delivery of the Escrow Property and shall hold and safeguard the Escrow Property and shall hold and dispose of the Escrow Property only in accordance with the terms hereof.

(c)     It is the intention of the parties hereto that this Escrow Agreement create a true escrow and that the Issuer will have no rights in the Escrow Account or the other Escrow Property other than the right under this Escrow Agreement to receive the Escrow Property under the circumstances specified in Section 2.3(a) or the right to have the Escrow Property paid to the Paying Agent for its account pursuant to Section 2.3(b) or (c). If, notwithstanding the intention of the parties hereto, the Issuer is deemed to have any interest in the Escrow Account or the other Escrow Property, then (i) the Issuer hereby pledges, assigns and grants to the Trustee, for its benefit and the benefit of the holders of the Notes, as security for the due and punctual payment when due of all amounts that may be payable from time to time in respect of the Indenture Obligations (including any interest, fees and expenses that may commence following the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such amounts is allowed in any such proceeding) (collectively, the “Secured Obligations”), a continuing security interest in, and a lien on, all of the Issuer’s rights, whether now existing or hereafter acquired or arising, to receive the Escrow Property pursuant to this Agreement and in all right, title and interest of the Issuer, whether now existing or hereafter acquired or arising, in the Escrow Account and all Escrow Property and security entitlements in respect of the Escrow Account and all financial assets credited to the Escrow Account from time to time, and (ii) it is intended by the parties that this Agreement shall grant to the Trustee “control” (within the meaning of such term under Section 8-106 and 9-106 of the UCC) over the securities entitlements to the Escrow Account and to all Escrow Property credited to the Escrow Account, as further provided in Section 2.1(e) below.

(d)     The parties hereto acknowledge and agree that: (a) the Escrow Account will be treated as a “Securities Account,” (b) the Escrow Property (other than the Escrow Account) and other assets credited to the Escrow Account will be treated as “Financial Assets,” (c) this Agreement governs the Escrow Account and provides rules governing the priority among possible “Entitlement Orders” received by the Financial Institution from the Trustee and any other persons entitled to give “Entitlement Orders” with respect to such “Financial Assets” and (d) the “Securities Intermediary’s Jurisdiction” is the State of New York. The Financial Institution represents and warrants that it is a “Securities Intermediary” with respect to the Escrow Account and the “Financial Assets” credited to the Escrow Account. Except as specifically provided herein, the terms of the New York Uniform Commercial Code, as amended, or any successor provision (the “UCC”), will apply to this Agreement, and all terms quoted in this clause (d) will have the meanings assigned to them by Article 8 and Article 9 of the UCC.

(e)     The Escrow Agent hereby agrees that all property delivered to the Escrow Agent for crediting to the Escrow Account will be promptly credited to the Escrow Account by the Financial Institution. The Financial Institution represents and warrants that it has not entered into, and agrees that it will not enter into, any control agreement or any other agreement relating to the Escrow Account or the other Escrow Property with any other third party without the prior written consent of the Issuer and the Trustee. The parties agree that all financial assets (except cash) credited to the Escrow Account will be registered in the name of the Financial Institution or indorsed to the Financial Institution or in blank and in no case will any financial asset credited to the Escrow Account be registered in the name of the Issuer, payable to the order of the Issuer or specially indorsed to the Issuer unless such financial asset has been further indorsed to the Financial Institution or in blank. Each of the parties hereto acknowledges and agrees that the Escrow Account will be under the control (within the meanings of Sections 8-106 and 9-106 of the UCC) of the Trustee for its benefit as Trustee and the benefit of the holders of the Notes and, notwithstanding any other provision of this Agreement, the Financial Institution will comply with all “entitlement orders” (as defined in Section 8-102 of the UCC and including any instruction by Trustee to liquidate and/or distribute the Escrow Property, collectively, “Entitlement Orders”) with respect to the Escrow Account (and all security entitlements in respect of the Escrow Account and all financial assets credited to the Escrow Account from time to time) and all instructions directing disposition of funds in the Escrow Account, in each case originated by the Trustee without further consent of the Issuer or any other person. Without limiting the generality of the foregoing, it is hereby expressly acknowledged that, as between the Issuer and the Trustee, the Trustee agrees that it shall not have the right to exercise any remedies in its capacity as a secured party or deliver any such Entitlement Order or instruction unless and until the Notes have become due and payable pursuant to Section 5.2 of Supplemental Indenture No. 3 or Supplemental Indenture No. 4, as applicable.

(f)     The Issuer agrees to take all steps reasonably necessary in connection with the perfection of the Trustee’s security interest in this Agreement and the Escrow Property and the protection of the Escrow Property from claims by third parties and, without limiting the generality of the foregoing, the Issuer hereby agrees to file or to cause to be filed, upon the request by the Trustee, one or more UCC financing statements in such jurisdictions and filing offices and containing such description of collateral as is necessary in order to perfect the security interest granted herein. The Issuer represents and warrants that it is duly formed and validly existing as a corporation under the laws of the state of Delaware and is not organized under the laws of any other jurisdiction, and hereby agrees that, prior to the termination of this Agreement, it will not change its name or jurisdiction of organization without giving the Trustee prior written notice thereof and taking all steps required under the UCC to cause the security interests granted herein to remain perfected.

(g)     Upon any release of Escrow Property pursuant to Section 2.3(a) below, the Issuer and the Trustee agree that the Escrow Property shall be held by the Issuer as sub-agent for the Trustee for purposes of perfecting the Trustee’s security interest for its benefit and the benefit of the Holders of Notes granted hereunder until such time, if any, as any such Escrow Property is used to consummate the Acquisitions or transferred to the Escrow Account. If the Acquisitions have not been consummated in accordance with the terms of the Purchase Agreements (and without any amendment, waiver or modification of the Purchase Agreements that is materially adverse to the Holders of the Notes) on or prior to the seventh Business Day following any release pursuant to Section 2.3(a), the Issuer shall transfer all Escrow Property, by wire transfer of immediately available funds, to the Escrow Account on the following Business Day (subject to the Issuer’s right to subsequently require a release pursuant to Section 2.3(a)) (which may, subject to compliance with the deadlines set forth in Section 2.3(a), occur on the day the Issuer transfers the Escrow Property back to the Escrow Account); provided, if the Issuer is in the possession of the Escrow Property on December 31, 2013 and the Acquisitions have not been consummated on or before December 30, 2013, the Issuer shall transfer all Escrow Property, by wire transfer of immediately available funds, to the Escrow Account on December 31, 2013. Immediately upon consummation of the Acquisitions in accordance with the Purchase Agreements, the security interest of the Trustee for its benefit and the benefit of the holders of the Notes granted herein shall automatically terminate without any further action and, without limiting the generality of the foregoing, the Escrow Property shall be free and clear of any and all liens, claims or encumbrances of the Financial Institution, the Escrow Agent and the Trustee, on behalf of the holders of the Notes.

Section 2.2     Investments.

(a)     The Escrow Agent is hereby authorized and directed to deposit, transfer, hold and invest the Escrow Property and any investment income thereon in any investment set forth in Exhibit D (“Permitted Escrow Investments”). The Escrow Agent shall invest the Escrow Property in Permitted Escrow Investments as may be specified in writing by the Issuer from time to time following the date thereof in any certificate executed by one of the authorized signatories of the Issuer listed on Exhibit E-1 to this Agreement and delivered by the Issuer to the Escrow Agent and the Trustee. Any investment earnings and income on the Escrow Property shall become part of the Escrow Property, and shall be disbursed in accordance with Section 2.3 or Section 2.5 of this Agreement. The Financial Institution will credit all such investments to the Escrow Account and hereby agrees to treat any such investment as a “Financial Asset” within the meaning of Section 8-102(a)(9) of the UCC.

(b)     The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Agreement. The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to Section 2.2(a). The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account. The Issuer acknowledges that the Escrow Agent is not providing investment supervision, recommendations, or advice.

Section 2.3     Disbursements. The Escrow Agent is directed to and shall distribute the Escrow Property in the following manner:

(a)     If the Escrow Agent shall have received a certificate from the Issuer in the form attached hereto as Exhibit B-1 (the “Anticipated Consummation Release Certificate”), executed by one of the authorized signatories of the Issuer listed on Exhibit E-1 to this Agreement, then the Escrow Agent shall liquidate, release and deliver all Escrow Property in accordance with the instructions and on the date requested therein (or, if such requested date is not a Business Day, on the following Business Day), which requested disbursement date shall be no later than December 30, 2013 (the “Redemption Deadline”) and no earlier than (i) the day on which the Escrow Agent receives the Anticipated Consummation Release Certificate if the Escrow Agent receives the Anticipated Consummation Release Certificate before 2:00 p.m. Eastern Time on a Business Day, or (ii) on the next Business Day if the Escrow Agent receives the Anticipated Consummation Release Certificate after 2:00 p.m. Eastern Time on a Business Day or on a day that is not a Business Day; provided that upon the request of the Issuer delivered simultaneously with the Anticipated Consummation Release Certificate the Escrow Agent will not liquidate the Escrow Property but instead distribute the Escrow Property to the Issuer in-kind. The Escrow Agent shall confirm in writing to the Issuer and the Trustee that the Escrow Property has been transferred by it to the Issuer in accordance with the Anticipated Consummation Release Certificate.

(b)     If the Escrow Agent shall have received a certificate from the Issuer in the form attached hereto as Exhibit C (the “Redemption Release Certificate”), executed by one of the authorized signatories listed on Exhibit E-1 to this Agreement, then the Escrow Agent shall liquidate and transfer to the Paying Agent all Escrow Property in accordance with the instructions and on the date requested therein (or, if such requested date is not a Business Day, on the following Business Day), which requested disbursement date shall be no earlier than (i) the day on which the Escrow Agent receives the Redemption Release Certificate if the Escrow Agent receives the Redemption Release Certificate before 2:00 p.m. Eastern Time on a Business Day, or (ii) on the next Business Day if the Escrow Agent receives the Redemption Release Certificate after 2:00 p.m. Eastern Time on a

Business Day or on a day that is not a Business Day. The Escrow Agent shall confirm in writing to the Issuer and the Trustee that the Escrow Property has been released by it in accordance with the Redemption Release Certificate.

(c)     If there is any Escrow Property in the Escrow Account on or after December 31, 2013 then, notwithstanding any objection, claim, demand or other notice from the Issuer (each of which are hereby waived by the Issuer) or any other person to the contrary, the Escrow Agent shall liquidate and transfer to the Paying Agent all Escrow Property on January 3, 2014. The Escrow Agent shall confirm in writing to the Trustee and the Issuer that the Escrow Property has been released by it in accordance with this Section 2.3(c).

Section 2.4     Income Tax Allocation and Reporting.

(a)     The Issuer agrees that, for tax reporting purposes, all interest and other income from investment of the Escrow Property shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by the Issuer, whether or not such income was disbursed during such calendar year.

(b)     Prior to closing, the Issuer shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may request. The Issuer understands that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrow Property.

(c)     To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrow Property, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Property. The Issuer shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Property and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence or willful misconduct of the Escrow Agent. The indemnification provided by this Section 2.4(c) is in addition to the indemnification provided in Section 4.1 and shall survive the resignation of the Escrow Agent and the termination of this Agreement. For the avoidance of doubt, the terms of this Section 2.4(c) are not intended, and shall not be construed, to apply to any income tax liability of the Escrow Agent arising from its receipt of compensation hereunder.

Section 2.5     Termination. Upon (i) the disbursement of all of the Escrow Property in accordance with Section 2.3(a), (b) or (c) and (ii) solely in the case of a disbursement pursuant to Section 2.3(a), the delivery to the Escrow Agent by the Issuer of a certificate in the form of Exhibit B-2, executed by one of the authorized signatories of the Issuer listed on Exhibit E-1 to this Agreement, this Agreement shall terminate and be of no further force and effect except that the provisions of Sections 2.4(c), 4.1, 4.2, 5.4 and 5.5 hereof shall survive termination. Upon termination of this Agreement, all security interest of the Trustee for the benefit of the holders of the Notes granted pursuant to, and described in, Section 2.1 of this Agreement shall automatically terminate without any further action. Upon any such termination pursuant to this Section 2.5, the Trustee hereby authorizes the Issuer to take all steps reasonably necessary to terminate any financing statements that have not been terminated pursuant to Section 2.1 hereof and the Trustee shall execute such other documents without recourse, representation or warranty of any kind as the Issuer may reasonably request in writing to evidence or confirm the termination of such security interest.

ARTICLE 3

DUTIES OF THE ESCROW AGENT

Section 3.1     Scope of Responsibility. Notwithstanding any provision to the contrary or references to other documents or agreements contained herein, the Escrow Agent is obligated only to perform the duties specifically set forth in this Agreement, which shall be deemed purely ministerial in nature. Under no circumstances will the Escrow Agent be deemed to be a fiduciary to the Issuer or any other person under this Agreement. The Escrow Agent will not be responsible or liable for the failure of the Issuer to perform in accordance with this Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document. References in this Agreement to any other agreement, instrument, or document are for the convenience of the Issuer and the Trustee, and the Escrow Agent has no duties or obligations with respect thereto. In the event that any of the terms and provisions of any other agreement between any of the parties hereto conflict or are inconsistent with any of the terms and provisions of this Agreement, the terms and provisions of this Agreement shall govern and control the duties of the Escrow Agent in all respects. This Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Agreement or any other agreement.

Section 3.2     Attorneys and Agents. The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent so long as any action taken or omitted to be taken based on such advice does not constitute gross negligence or willful misconduct. The Escrow Agent shall be reimbursed as set forth in Section 4.1 for any and all reasonable compensation (reasonable fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals. The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees.

Section 3.3     Reliance. The Escrow Agent shall not be liable for any action taken or not taken by it in good faith and in accordance with the direction or consent of the Issuer pursuant to Sections 2.2, 2.3(a) and 2.3(b) or in accordance with the direction of the Trustee pursuant to Section 2.3(c) so long as any action taken or omitted to be taken based on such advice does not constitute gross negligence or willful misconduct. The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document reasonably believed by it, acting in good faith, to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority. Concurrent with the execution of this Agreement, (x) the Issuer shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit E-1 to this Agreement and (y) the Trustee shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit E-2 to this Agreement.

Section 3.4     Right Not Duty Undertaken. The permissive rights of the Escrow Agent to do things enumerated in this Agreement shall not be construed as duties.

Section 3.5     No Financial Obligation. No provision of this Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Agreement.

Section 3.6     No Other Rights in the Escrow Account. The Escrow Agent and Financial Institution each expressly agree that they shall not have, and hereby expressly waive, any rights or interests in or to or against the Escrow Account or the Escrow Property, except as and to the extent expressly set forth in this Agreement.

ARTICLE 4

PROVISIONS CONCERNING THE ESCROW AGENT AND THE TRUSTEE

Section 4.1     Indemnification. The Issuer shall indemnify, defend and hold harmless the Escrow Agent from and against any and all loss, liability, cost, damage and expense, including, without limitation, reasonable attorneys’ fees and expenses or other reasonable professional fees and expenses which the Escrow Agent and its directors, officers, employees and agents (collectively, the “Indemnified Parties”) may suffer or incur by reason of any action, claim or proceeding brought against any of the Indemnified Parties, arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such loss, liability, cost, damage or expense shall have been finally adjudicated to have been directly caused by the willful misconduct, bad faith or gross negligence of any Indemnified Party or a breach of the contractual terms of this Agreement. The provisions of this Section 4.1 shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.

Section 4.2     Limitation of Liability. THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PARTY OR A BREACH OF THE CONTRACTUAL TERMS OF THIS AGREEMENT, OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

Section 4.3     Resignation. The Escrow Agent may resign at any time by furnishing written notice of its resignation to the Issuer and the Trustee. Such resignation shall be effective thirty (30) days after the delivery of such notice or upon the earlier appointment of a successor as set forth below, and the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrow Property in accordance with the terms of this Agreement and to deliver the same to a successor escrow agent as shall be appointed by the Issuer, as evidenced by written notice filed with the Escrow Agent or in accordance with a court order. The Issuer agrees that such successor shall be a Person that would have been qualified to be a successor Trustee in accordance with the terms of the Indenture. If the Issuer has failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following the delivery of such notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Issuer.

Section 4.4     Compensation. The Escrow Agent shall be entitled to compensation for its services as separately agreed to by the Issuer and the Escrow Agent, which compensation shall be paid by the Issuer. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Agreement, or there is any assignment of interest in the subject matter of this Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Agreement or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event.

Section 4.5     Disagreements. The Escrow Agent shall not be required to make any disbursement under Section 2.3 of this Agreement or otherwise to act on any request or instruction provided to it under this Agreement (i) if, in the Escrow Agent’s reasonable opinion, it does not comply with the requirements of this Agreement; or (ii) in the event of a material disagreement between the Issuer and the Trustee resulting in conflicting claims or demands being made in connection with the Escrow Property that, in the Escrow Agent’s reasonable judgment, subjects it to risk of liability. If the Escrow Agent refuses to make any disbursement or otherwise to act on any request or instruction provided to it under this Agreement, it must, promptly, notify the Issuer and the Trustee in writing of the decision not to act and thereafter it shall liquidate, release and deliver the Escrow Property in accordance with the instructions to be provided in writing and executed by (i) one of the authorized signatories listed on Exhibit E-1 to this Agreement and (ii) one of the authorized signatories listed on Exhibit E-2 to this Agreement, or in accordance with a court order.

Section 4.6     Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act; provided that prompt written notice thereof shall be delivered by the Escrow Agent to the Issuer and the Trustee.

Section 4.7     Attachment of Escrow Property; Compliance with Legal Orders. In the event that any Escrow Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Property, the Escrow Agent (a) shall promptly notify each of the Issuer and the Trustee, and (b) is hereby expressly authorized, in its reasonable judgment, based upon advice of counsel, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued as advised by counsel is binding upon it, whether with or without jurisdiction, provided, however, that the Issuer and the Trustee shall first have been given notice by the Escrow Agent prior to taking such action, in order that the Issuer and Trustee may have a reasonable opportunity to appear and be heard in such matter. In the event that the Escrow Agent obeys or complies with any such writ, order or decree as provided in this Section 4.7 it shall not be liable to the Issuer or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

Section 4.8     Force Majeure. In no event shall the Escrow Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Escrow Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 4.9     Concerning the Trustee. This Agreement has been accepted, executed and delivered by the Trustee in its capacity as Trustee under and pursuant to the terms of the Indenture. The Trustee shall be entitled to all rights, privileges, immunities and protections set forth in the Indenture in the acceptance, execution, delivery and performance of this Agreement as though fully set forth herein.

ARTICLE 5

MISCELLANEOUS

Section 5.1     Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the Issuer, the Trustee, on behalf of the holders of the Notes, and the Financial Institution and their respective successors and permitted assigns. No other persons shall have any rights under this Agreement. No assignment of the interest of the Issuer shall be binding unless and until written notice of such assignment shall be delivered to the Escrow Agent and the Trustee and shall require the prior written consent of the Escrow Agent and the Trustee (such consent not to be unreasonably withheld).

Section 5.2     Escheat. The Issuer is aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. The Escrow Agent shall have no liability to the Issuer, its respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Property escheat by operation of law.

Section 5.3     Notices. All notices, requests, demands, and other communications required under this Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) personally, (ii) by facsimile transmission with written confirmation of receipt, (iii) by overnight delivery with a reputable national overnight delivery service, (iv) by mail or by certified mail, return receipt requested, and postage prepaid or (v) by email. If notice is given to a party, it shall be given at the address for such party set forth below. It shall be the responsibility of the Issuer to notify the Escrow Agent in writing of any name or address changes. Any notice given shall be deemed to have been given on the date received by the party to this Agreement to whom such notice is given irrespective of when copies of such notice are received by the other persons entitled to receive copies of such notice so long as such copies are sent to such other persons at the same time and in the same manner as such notice is sent to the party to this Agreement.

If to the Issuer:

Constellation Brands, Inc.

207 High Point Drive, Bldg. 100

Victor, NY 14564

Attn: David E. Klein

Telephone: (585) 678-7444

Facsimile: (585) 678-7108

email: david.klein@cbrands.com

With a copy to:

Constellation Brands, Inc.

207 High Point Drive, Bldg. 100

Victor, NY 14564

Attn: General Counsel

Telephone: (585) 678-7266

Facsimile: (585) 678-7118

email: tom.mullin@cbrands.com

and:

Nixon Peabody LLP

1300 Clinton Square

Rochester, NY 14604

Attn: Roger W. Byrd

Telephone: (585) 263-1687

Facsimile: (866) 666-0233

email: rbyrd@nixonpeabody.com

If to the Trustee:

Manufacturers and Traders Trust Company

One M&T Plaza, 7th Floor

Buffalo, New York 14203

Attn: Corporate Trust Department

Telephone: (716) 842-4494

Facsimile: (716) 842-5905

email: amcmanus@mtb.com

If to the Escrow Agent or Financial Institution:

Manufacturers and Traders Trust Company

One M&T Plaza, 7th Floor

Buffalo, New York 14203

Attn: Aaron G. McManus

Telephone: (716) 842-4494

Facsimile: (716) 842-5905

email: amcmanus@mtb.com

Section 5.4     Governing Law; Jurisdiction.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof. The Financial Institution’s jurisdiction for purposes of Sections 8-110 and 9-304 of the UCC shall be the State of New York.

Section 5.5     Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE ISSUER, THE ESCROW AGENT OR ANY OTHER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 5.6     Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties related to the Escrow Property.

Section 5.7     Amendment. This Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the Issuer, the Trustee and the Escrow Agent.

Section 5.8     Severability. If any provision of this Agreement, including any phrase, sentence, clause, section or subsection, is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever.

Section 5.9     Waivers. The failure of any party to this Agreement at any time or times to require performance of any provision under this Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any party to this Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Agreement.

Section 5.10     Headings. Section headings of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Agreement.

Section 5.11     Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

[The remainder of this page left intentionally blank.]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

CONSTELLATION BRANDS, INC.

By:
Name: Title:

MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:
Name: Title:

MANUFACTURERS AND TRADERS TRUST COMPANY, as Escrow Agent and Financial Institution

By:
Name: Title:

Signature Page to the Escrow Agreement

EXHIBIT A

MANUFACTURERS AND TRADERS TRUST COMPANY

One M&T Plaza, 7th Floor

Buffalo, New York 14203

May 14, 2013

Constellation Brands, Inc.

207 High Point Drive, Bldg. 100

Victor, NY 14564

Attn: David E. Klein

Re: Receipt of Escrow Amount

Ladies and Gentlemen:

Manufacturers and Traders Trust Company, as escrow agent (the “Escrow Agent”), under the Escrow Agreement, dated May 14, 2013 (the “Agreement”), among Constellation Brands, Inc. (the “Issuer”), Manufacturers and Traders Trust Company, as trustee, the Escrow Agent, and Manufacturers and Traders Trust Company, as securities intermediary, hereby acknowledges receipt pursuant to Section 2.1(a) of the Agreement of the Initial Deposit as defined in Section 2.1(a) of the Agreement.

MANUFACTURERS AND TRADERS TRUST COMPANY, as Escrow Agent

By:

Name: Title:

EXHIBIT B-1

ANTICIPATED CONSUMMATION RELEASE CERTIFICATE

Reference is made to the Escrow Agreement, dated May 14, 2013 (as currently in effect, the “Escrow Agreement”), by and among Constellation Brands, Inc. (the “Issuer”), Manufacturers and Traders Trust Company, as trustee under the Indenture (the “Trustee”), Manufacturers and Traders Trust Company, as escrow agent (“Escrow Agent”), and Manufacturers and Traders Trust Company as securities intermediary. Capitalized terms used but not defined herein have the meanings assigned to them in the Escrow Agreement (including by reference to Supplemental Indenture No. 3 or Supplemental Indenture No. 4, as applicable).

The undersigned ____________________, in his or her capacity as ______________________ of the Issuer, does hereby certify and agree on behalf of the Issuer that:

(1)     the Issuer expects the Acquisitions to occur in accordance with the terms of the Purchase Agreements (and without any amendment, waiver or modification thereof that is materially adverse to the Holders of the Notes) within five Business Days following the date hereof and the Issuer has received or waived the GM Transaction Closing Notice (as defined in the Crown Purchase Agreement); and

(2)     if the Acquisitions have not been consummated in accordance with the terms of the Purchase Agreements (and without any amendment, waiver or modification of the Purchase Agreements that is materially adverse to the Holders of the Notes) on or prior to the seventh Business Day following any release in accordance with this Anticipated Consummation Release Certificate, the Issuer shall transfer all Escrow Property, by wire transfer of immediately available funds, to the Escrow Account on the following Business Day (subject to the Issuer’s right to subsequently require a release pursuant to Section 2.3(a) of the Escrow Agreement) (which may, subject to compliance with the deadlines set forth in Section 2.3(a) of the Escrow Agreement, occur on the day the Issuer transfers the Escrow Property back to the Escrow Account); provided, if the Issuer is in the possession of the Escrow Property on December 31, 2013 and the Acquisitions have not been consummated on or before December 30, 2013, the Issuer shall transfer the Escrow Property to the Escrow Account on December 31, 2013.

Pursuant to the Escrow Agreement, the Issuer hereby authorizes and directs release by the Escrow Agent of the Escrow Property as follows on ________________, 2013:

Payee(s)	Wire Instructions	Amount

CONSTELLATION BRANDS, INC.

By:

Name: Title:

EXHIBIT B-2

CONSUMMATION CERTIFICATE

Reference is made to the Escrow Agreement, dated May 14, 2013 (as currently in effect, the “Escrow Agreement”), by and among Constellation Brands, Inc. (the “Issuer”), Manufacturers and Traders Trust Company, as trustee under the Indenture (the “Trustee”), Manufacturers and Traders Trust Company, as escrow agent (“Escrow Agent”), and Manufacturers and Traders Trust Company, as securities intermediary. Capitalized terms used but not defined herein have the meanings assigned to them in the Escrow Agreement (including by reference to Supplemental Indenture No. 3 or Supplemental Indenture No. 4, as applicable).

The undersigned ____________________, in his or her capacity as ______________________ of the Issuer, does hereby certify and agree on behalf of the Issuer that the Acquisitions have been consummated in accordance with the terms of the Purchase Agreements (and without any amendment, waiver or modification thereof that is materially adverse to the Holders of the Notes).

CONSTELLATION BRANDS, INC.

By:

Name: Title:

EXHIBIT C

REDEMPTION RELEASE CERTIFICATE

Reference is made to the Escrow Agreement, dated May 14, 2013 (as currently in effect, the “Escrow Agreement”), by and among Constellation Brands, Inc. (the “Issuer”), Manufacturers and Traders Trust Company, as trustee under the Indenture (the “Trustee”), Manufacturers and Traders Trust Company, as escrow agent (“Escrow Agent”), and Manufacturers and Traders Trust Company, as securities intermediary. Capitalized terms used but not defined herein have the meanings assigned to them in the Escrow Agreement (including by reference to Supplemental Indenture No. 3 or Supplemental Indenture No. 4, as applicable).

Pursuant to the Escrow Agreement, the Issuer hereby (i) certifies that it has determined that the Acquisitions will not be completed without any amendment, modification or waiver of the Purchase Agreements that is materially adverse to the holders of the Notes, and (ii) authorizes and directs release by the Escrow Agent of all of the Escrow Property to the Paying Agent as follows on _____________, 20131:

Payee:	Wire Instructions:

CONSTELLATION BRANDS, INC.

By:

Name: Title:

[1]	Requested date must be no later than the third Business Day after the Redemption Release Certificate is given.

EXHIBIT D

PERMITTED ESCROW INVESTMENTS

(a)     Direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency or instrumentality thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)     investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least “A-1” from Standard & Poor’s Ratings Services, a division of The McGraw- Hill Companies, Inc., and any successor thereto (“S&P”) or “P-1” from Moody’s Investors Service, Inc. and any successor thereto (“Moody’s”);

(c)     marketable short-term money market and similar securities having a rating of at least “A-2” from S&P’s or “P-2” from Moody’s (or, if at the time neither S&P’s or Moody’s shall be rating such obligations, an equivalent rating from another rating agency) and in each case maturing within one year from the date of acquisition thereof;

(d)     investments in certificates of deposit, bankers’ acceptances, time deposits and eurodollar time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any office of any commercial bank organized under the laws of the United States of America or any state thereof which has a combined capital and surplus and undivided profits of not less than U.S. $500,000,000;

(e)     fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) of this Exhibit D and entered into with a financial institution satisfying the criteria described in clause (d) of this Exhibit D;

(f)     money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, as amended, and (ii) substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) of this Exhibit D;

(g)     readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an “A” rating from either S&P’s or Moody’s with maturities of one year or less from the date of acquisition; and

(h)     Investments (as defined in the Senior Credit Facility) with weighted average life to maturities of one year or less from the date of acquisition in money market funds rated “A” (or the equivalent thereof) or better by S&P’s or “A” (or the equivalent thereof) or better by Moody’s and in each case in U.S. dollars.

EXHIBIT E-1

CERTIFICATE AS TO AUTHORIZED SIGNATURES OF THE ISSUER

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Constellation Brands, Inc. and are authorized to initiate and approve transactions of all types for the Escrow Account established under the Escrow Agreement to which this Exhibit E-1 is attached, on behalf of Constellation Brands, Inc.

Name/Title	Specimen Signature

David E. Klein
Name	Signature

Senior Vice President and Treasurer
Title

Oksana S. Dominach
Name	Signature

Vice President and Assistant Treasurer
Title

Perry R. Humphrey
Name	Signature

Senior Vice President, Tax
Title

David S. Sorce
Name	Signature

Senior Vice President, Corporate Counsel and Secretary
Title

David M. Thomas
Name	Signature

Senior Vice President, Finance and Controller
Title

EXHIBIT E-2

CERTIFICATE AS TO AUTHORIZED SIGNATURES OF THE TRUSTEE

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of the Trustee and are authorized to initiate and approve transactions of all types for the Escrow Account established under the Escrow Agreement to which this Exhibit E-2 is attached, on behalf of the Trustee.

Name/Title	Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

SCHEDULE I

ESCROW ACCOUNT

Manufacturers and Traders Trust Company

MFRS BUF

ABA #022000046

A/C 3088001950200

A/C Name: Trust Division

f/f/c: 1037465 - Constellation Brands

Attn: Aaron McManus